Exhibit 99.1

Contact:
Targeted Genetics Corporation
Stacie Byars
206-660-2588

TARGETED GENETICS ANNOUNCES PRELIMINARY SAFETY DATA FROM PHASE I HIV VACCINE TRIAL

Seattle, WA – February 22, 2005 – Targeted Genetics Corp. (Nasdaq: TGEN) today reported preliminary results from a Phase I trial of tgAAC09, an investigational recombinant adeno-associated viral vector (rAAV)-based HIV/AIDS vaccine candidate, enrolling healthy volunteers who are not infected with HIV. The trial is being conducted in Belgium, Germany and India.

The Phase I trial is the first ever to test a rAAV-based vaccine and is primarily designed to evaluate safety and tolerability of the vaccine at escalating dose levels. The study is also designed to evaluate immune responses following vaccination. No safety concerns were identified and the vaccine was well tolerated. In addition, a single administration of the vaccine at the doses evaluated in this initial study did not elicit significant immune responses.

“The favorable tolerability data from this trial are consistent with our growing clinical experience with AAV and now position us to continue the clinical development of this vaccine program. We can begin to evaluate higher dose levels and repeat administration of this vaccine,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics. “In addition, our comprehensive development strategy for this AIDS vaccine includes the development of an AAV1-based vaccine, as well as a multi-component approach involving multiple HIV antigens. We are also examining in preclinical studies the use of AAV vaccines in a prime boost approach, to potentially increase immune responses to the HIV antigens further. In short, we continue to be optimistic about the potential of AAV-based vaccines against HIV/AIDS.”

The Phase I clinical trial is a double-blind, placebo-controlled, dose-escalation safety study that also monitors immune responses to the product candidate. The portion of the study conducted in Belgium and Germany enrolled 50 volunteers who were in good general health and not infected with HIV. Each volunteer received a single intramuscular injection into the upper arm. The portion of the trial being conducted in India will enroll 30 healthy HIV-negative volunteers. A subset of volunteers also will receive a second dose of the vaccine to determine if repeat dosing is safe, and if it increases immune responses

The phase I trial for tgAAC09 is being studied in collaboration with the not-for-profit International AIDS Vaccine Initiative and researchers at Columbus Children’s Research Institute and The Children’s Hospital of Philadelphia.

About Targeted Genetics

Targeted Genetics Corporation develops gene-based products for preventing and treating acquired and inherited diseases. The Company has three clinical product development programs, targeting cystic fibrosis, AIDS prophylaxis and inflammatory arthritis. The Company also has a promising pipeline of product candidates focused on hyperlipidemia, congestive heart failure and Huntington’s disease that are being developed under collaboration agreements with others, and a broad platform of gene delivery technologies for application in nucleic acid-based drug development. For more information about Targeted Genetics, visit its website at www.targetedgenetics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding our research programs, clinical trials, product development and potential related to tgAAC09 and other statements about our plans, objectives, intentions and expectations. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, the risk that future clinical results could negatively differ from those announce today, the timing, nature and results of our research and our clinical trials, our preclinical results with animals are not necessarily indicative of results that will be obtained in humans, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property related to tgAAC09, and our ability to raise capital when needed, as well as other risk factors described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.

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